EXHIBIT 23.1


                        INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in the Registration Statements of Harcourt General, Inc. on Form S-3 (No. 33-13936 and 33-46148) and Form S-8 (No. 33-26079) of our report dated December 16, 1993 appearing in and incorporated by reference in this Annual Report on Form 10-K of Harcourt General, Inc. for the year ended October 31, 1993.




s/Deloitte & Touche
DELOITTE & TOUCHE

Boston, Massachusetts
January 27, 1994